Exhibit (99.1)

THE BOEING COMPANY

Procedure Title:	Company Procedure 1557, International Service Contractors (Distributors, Brokers, Foreign Sales Consultants and Others)

Issue Date:	July 23, 2002

Applies to:	All Boeing

Purpose, Summary:	This procedure establishes guidelines and responsibilities for selection, approval and use of "International Service Contractors." Agreements with other consultant and professional service providers are processed in accordance with Company Procedure PRO-13, "Consultant Agreements."

1.	Definitions

	A.	Business Unit

		1.	Each product or service or support division within the Company that either (a) is represented on or whose senior executive participates as a member of the Executive Council of the Company or (b) is designated by either the Senior Vice President and General Counsel or the Senior Vice President and Chief Financial Officer as a “Business Unit” for purposes of this procedure; and

		2.	World Headquarters Contracts & Pricing.

	B.	FCPA - the U.S. Foreign Corrupt Practices Act, as amended from time to time.

	C.	International Service Contractor – An individual or firm who is or may be retained on behalf of the Company, regardless of the form of compensation, for the purpose of supporting the sale or lease of Company products or services to customers located outside the United States. International Service Contractors generally do not furnish tangible goods to the Company but rather provide information and advice to the Company and, as specifically authorized, may communicate with foreign customers and with representatives of foreign governments. These include:

		1.	Foreign sales consultants - Persons who consult as to business or program development or marketing;

		2.	Distributors - Persons who purchase Company products from the Company for resale to foreign customers or subdistributors, all under a distributorship agreement, excluding those who either

			a.	Sell commercial Company products to the public at large only (i) in retail stores or (ii) at published list or catalog prices); or

			b.	Are entities independent from the Company, take full title to or full responsibility for the Company products being made available for resale, and in whose sales the Company has no direct economic interest.

		3.	Sales brokers - Persons (excluding the U. S. Government) who purchase Company products from the Company, on a transaction by transaction basis, for resale to foreign customers.

		4.	Industrial participation consultants – Persons having contact on the Company’s behalf with a foreign customer or foreign government authority regarding industrial participation matters.

		5.	Miscellaneous international promotional service providers – Persons having a promotional role for Company business and contact on the Company’s behalf with a foreign customer or foreign government.

	D.	Person – any natural person, proprietorship, partnership, company, corporation or other entity, and any affiliate or subsidiary thereof.

	E.	Senior Executive – the most senior executive of a Business Unit, such as the Chief Executive Officer and/or President of the Business Unit or a senior company vice president responsible for the Business Unit.

	F.	Significant Change – any prospective change in the terms of an International Service Contractor agreement, through a proposed renewal or amendment, which has or may have a substantial impact on the potential compensation of the International Service Contractor under the agreement, including (but not limited to) a potential increase in compensation which is:

		1.	Proposed after receipt of a request for a proposal (including price and availability data) from a customer (other than upon renewal of the International Service Contractor agreement);

		2.	Greater than $250,000 in an annual retainer amount;

		3.	Greater than 1 percentage point or $1,000,000 (whichever is less) in a commission rate;

		4.	Greater than twenty-five percent or $1,000,000 (whichever is less) in a fee per unit rate; or

		5.	Projected to be greater than $1,000,000 or ten percent (10%) (whichever is less) of the maximum potential compensation of the original agreement as the result of the addition of new products to the International Service Contractor agreement.

2.	Requirements

	A.	General

		1.	Each Business Unit will establish, maintain and enforce, subject to the prior approval of the Senior Vice President and General Counsel, a process, consistent with this PRO-1557, for the selection, approval, engagement and use of International Service Contractors.

		2.	Each Business Unit will also establish and maintain a senior executive committee. The purpose of the senior executive committee will be to meet to review, deliberate and, when appropriate, to approve each International Service Contractor agreement, renewal and amendment for the Business Unit or the Company. Unanimous approval is required. Committee members may designate substitutes to attend meetings of the senior executive committee and to act for the members in the event they are unable to attend. Consistent with provisions of POL-1, pursuant to which those sub-delegating authority remain ultimately responsible for the decisions made by those to whom authority has been delegated, committee members remain ultimately responsible for the decisions made by their substitutes.

		3.	The Senior Executive of the Business Unit must also review and approve each proposed International Service Contractor engagement or agreement, renewal and amendment, in either of the following three ways:

			a.	The Senior Executive may approve an engagement prior to the senior executive committee review, in which case that committee must confirm that the proposed engagement as approved by the committee (i) is consistent with the Senior Executive’s approval and (ii) does not raise any issues (such as legal or due diligence issues) that merit additional review by the Senior Executive.

			b.	The Senior Executive may be part of the senior executive committee deliberations about the particular International Service Contractor agreement and approval.

			c.	If the Senior Executive has not approved the engagement prior to the senior executive committee review and has not been part of the senior executive committee deliberations about the particular International Service Contractor agreement or if the senior executive committee identifies issues that merit additional review by the Senior Executive, then after approval by the senior executive committee, such agreement shall be forwarded to the Senior Executive for further consideration.

		4.	No services are to be performed for the Company by an International Service Contractor, and no Company obligation to pay an International Service Contractor may be incurred, unless an approved, fully executed, current written agreement is in effect with the International Service Contractor. This includes any period following expiration of an International Service Contractor agreement prior to a written renewal or extension thereof. The Company shall have no obligation to pay an International Service Contractor for any service rendered beyond the scope of its agreement unless the agreement is amended in writing to encompass such service and to establish the compensation, if any, relating to such service.

		5.	If (a) an International Service Contractor who is already subject to an International Service Contractor agreement with the Company is being considered to perform, for or on behalf of the Company, any additional activities and (b) such activities are not already covered by this procedure (such as, but not limited to, after-sales service support or the supply of tangible goods), such activities must be coordinated with both Contracts & Pricing and the Law Department prior to engagement (with respect to such additional activities) in order to determine whether such activities must be reviewed in accordance with this procedure in addition to any other applicable procedure for such activities.

	B.	International Service Contractors

		1.	International Service Contractors must be Persons conducting bona fide service contractor activities or having the capacity and expertise to do so.

		2.	No Person will be engaged or retained as an International Service Contractor if it is known that such Person, or any individual who is an officer, employee, active representative, or owner of such Person, is, or has an economic interest in a Person who is, either:

			a.	An employee, officer, representative, or owner of any customer (exceptions may be considered if the customer with whom such Person is affiliated approves in writing the Company's use of such Person as an International Service Contractor), or

			b.	An official, employee, or representative of any foreign government or public international organization or of any agency or instrumentality of any foreign government or public international organization, or an official of any foreign political party, or a candidate for foreign political office and the contractual agreement with or payment to such Person would constitute a violation of the FCPA (exceptions may be considered if the foreign government or public international organization with whom such Person is affiliated, and the Law Department approve in writing the Company’s use of such Person as an International Service Contractor).

		3.	No Person will be engaged or retained as an International Service Contractor if there is a basis to conclude that such Person is likely to offer or make (or has offered or made) a payment or gift, directly or indirectly, to any employee, officer, or representative of any customer, or an official, employee or representative of any foreign government or public international organization, or of any agency or instrumentality of any foreign government or public international organization, or an official of any foreign political party, or to any candidate for foreign political office, under circumstances in which such payment or gift would constitute a bribe, a kickback, or an illegal payment under either U.S. or applicable foreign law.

		4.	No Person will be engaged or retained as an International Service Contractor if it is known that the use of such an International Service Contractor is prohibited by any applicable law, regulation, or decree, either U.S. or foreign.

	C.	Review and Approval Process

		1.	The engagement of all International Service Contractors must be in accordance with procedures established or approved by the Senior Vice President and General Counsel.

		2.	All International Service Contractor agreements are subject to prior approval by the Chief Executive Officer or one of the Chief Executive Officer’s delegates as provided for in paragraph C.3 or C.4 below; provided, however, that the Senior Vice President and General Counsel may exempt certain International Service Contractors or categories of International Service Contractors who will not be subject to this procedure.

		3.	The Chief Executive Officer will review the following:

			a.	Every proposed engagement of an International Service Contractor through a new agreement;

			b.	Every proposed renewal of, and amendment to, an International Service Contractor agreement if the renewal or amendment will effect a Significant Change, and

			c.	Such other renewals and amendments as the Chief Executive Officer may indicate from time to time.

In the event the Chief Executive Officer is unavailable to review any such engagement, renewal or amendment, a member of the Office of the Chairman designated by the Chief Executive Officer to act in the Chief Executive Officer’s stead is authorized to do so. The Chief Executive Officer designates the Senior Vice President and General Counsel as the corporate officer responsible for reviewing these engagements, renewals and amendments prior to review by the Chief Executive Officer (or the designated member of the Office of the Chairman), to ensure due diligence was used throughout the preceding review and approval process.

		4.	The Chief Executive Officer hereby delegates review and final approval authority for all other International Service Contractor agreement renewals and amendments to (a) each Business Unit Senior Executive and (b) with the Chief Executive Officer’s prior approval, each executive to whom a Business Unit Senior Executive has delegated authority to act in such Senior Executive’s stead when such Senior Executive is unavailable. The authority so delegated includes the responsibility to ensure that due diligence is used throughout the review and approval process. This authority and responsibility shall not be further delegated without the Chief Executive Officer’s prior written approval.

		5.	Only those International Service Contractor agreements, renewals and amendments approved by the Chief Executive Officer (or the member of the Office of the Chairman designated by the Chief Executive Officer to act in the Chief Executive Officer’s stead for this purpose) or a Business Unit Senior Executive (or by an executive delegated such authority pursuant to paragraph C.4), as applicable, may be executed by the Company or a Business Unit.

	D.	International Service Contractor Agreements

Each engagement by the Company of an International Service Contractor will be governed exclusively by one or more written agreements. Each such agreement will include the following representations, undertakings, covenants and provisions:

		1.	The International Service Contractor will, in performing services under the agreement, comply with all applicable laws and regulations of (a) the United States and (b) to the extent compliance will not violate United States laws and regulations or cause penalties to arise thereunder, the country of each customer and prospective customer that may be related to the proposed agreement and (c) any other applicable foreign country.

		2.	The International Service Contractor is an independent contractor.

		3.	The International Service Contractor has no authority to commit or obligate the Company.

		4.	Except as disclosed in the International Service Contractor’s application or specified in the agreement, neither the International Service Contractor nor any owner, stockholder, officer, director, or active representative of the International Service Contractor’s organization is:

			a.	An officer, employee, representative, or owner of any customer or prospective customer (or, in the case of a public company customer or prospective customer, an owner of 5% or more of such company), or

			b.	An officer, employee, or other person acting in an official capacity for any foreign government or public international organization, or any agency or instrumentality of any foreign government or public international organization, or any foreign political party, or

			c.	A candidate for foreign political office.

The International Service Contractor shall inform the Company promptly of any change relative to such representation, and the Company has the right to terminate the agreement if, in the judgment of the Company, such change may constitute a conflict of interest or a violation of any applicable law.

		5.	The International Service Contractor will not promise, offer or make any payment or gift directly or indirectly to any officer, employee, or representative of any customer, or of any official of a foreign government or public international organization or agency or instrumentality of any foreign government or public international organization, or of any foreign political party, or to any candidate for foreign political office, that would constitute or appear to constitute a bribe, a kickback, or an illegal payment either during or after termination of the agreement.

		6.	The Company will be excused from performance under the agreement if such performance would constitute a violation of the laws or regulations of the United States or the country of any customer or prospective customer that may be related to the agreement.

		7.	The existence of the agreement may be disclosed by either party, and the terms and conditions of the agreement may be disclosed if required by the laws or regulations of the United States or any other country; provided, however, such disclosure shall be only to competent authorities in the relevant jurisdiction(s) and such disclosure shall be as limited as possible (consistent with applicable legal requirements) and shall not excuse any other disclosure to third parties.

		8.	The International Service Contractor will provide, upon request, such information as may be necessary to enable the Company to comply with the reporting requirements of any applicable government.

		9.	The International Service Contractor will provide, in conjunction with any commission payments under the agreement, a written certification that the representations and warranties made in the agreement are true and correct as of the date of each payment.

		10.	All other agreements of any kind between the Company (including any of its subsidiaries) and the International Service Contractor (or any affiliate, owner, stockholder, officer, director, or active representative of the International Service Contractor, or any entity in which any such person or organization has a significant interest) are identified.

Each engagement, renewal and amendment will also include any provisions that may be required by the corporate officer or executive reviewing and approving such agreement in accordance with section 2.C (“Review and Approval Process”) above.

	E.	Payments

Payments to International Service Contractors will be made pursuant to and consistent with the terms of the applicable written agreement. All payments will be made by check or bank transfer, payable to the International Service Contractor. No assignment of funds by an International Service Contractor to any other person or entity (other than a financial institution) will be permitted without the prior approval of the Senior Vice President and General Counsel. Under no circumstances will any payment be made to any account unless the owner(s) of record of the account are identified. Payment will, unless otherwise authorized by the Senior Vice President and General Counsel, be made, if by check, at the International Service Contractor’s principal place of business and, if by bank transfer, to a bank located in the home country of the International Service Contractor.

3.	Responsibilities

	A.	General

Management of each Business Unit shall:

		1.	Ensure that all personnel involved in the selection or approval of International Service Contractors or in the execution or administration of International Service Contractor agreements are informed of, and comply with, the provisions of all Company policy statements and procedures relating to International Service Contractors and of all applicable laws and regulations.

		2.	Determine the need for International Service Contractors and the level of compensation, which must be appropriate for such business arrangements in the applicable country or region and commensurate with the services to be provided.

		3.	Maintain a file of the information required to support the request for approval of the International Service Contractor engagement, so that informed judgment may be reached regarding compliance with applicable Company policies and procedures. Such information will include:

			a.	A request for approval signed by each of the following: a manager of the Business Unit, Contracts, the Law Department, each member of the senior executive committee of the Business Unit, and the Senior Executive of the Business Unit. The signature of each such signer on the request for approval form is a representation that, to the best of the signer’s knowledge, having directly or indirectly made or caused to be made such inquiries as are appropriate and gather such data as is reasonably available, the information contained in the request for approval, the International Service Contractor’s application, and the file is accurate and complete and the signer has no reason to believe the level of compensation proposed is inappropriate for the proposed business arrangement in the applicable country or region.

			b.	An application from the International Service Contractor (on a form substantially as prescribed by World Headquarters Contracts & Pricing) or, in the case of a renewal or amendment, a written supplement to update, or confirmation of the completeness and currency of, the International Service Contractor’s application already on file.

			c.	Any available documentation on the International Service Contractor such as a resume, an annual report, or financial statement.

			d.	In the case of new engagements, documentation of the results of contacts with U.S. consulates and embassies in the applicable territory requesting information about the International Service Contractor, and documentation of the results of other reference checks.

			e.	Confirmation by the Law Department that it has reviewed any marketing file material maintained by the Business Unit concerning the International Service Contractor or the Company business to be supported by the agreement for consistency with the application and the proposed agreement.

			f.	Identification of any sales campaigns in progress and accepted sales proposals that are to be covered by the agreement.

			g.	Identification of all other agreements between the Company (including any of its subsidiaries) and the International Service Contractor or any affiliate, owner, stockholder, officer, director, or active representative of the International Service Contractor, or any entity in which such person or organization has an interest.

			h.	Identification of any other International Service Contractor who could be compensated for a sale or transaction that is or may be a subject of the agreement.

			i.	Proposed letter(s) notifying customers and any government agencies or public international organizations that may be contacted by the International Service Contractor of the engagement or, in the case of renewals and amendments, a copy of the notification letter(s) previously sent.

			j.	A copy of the proposed agreement.

		4.	Promptly after execution of a new, renewed or amended International Service Contractor agreement, give written notice of the Company’s engagement of the International Service Contractor to each customer or government agency that the International Service Contractor is expected to contact, provided that (a) no such notice need be given to any such customer or agency that is already aware of the Company’s engagement of the International Service Contractor as evidenced by correspondence in the Company’s files, and (b) the Senior Vice President and General Counsel may authorize such exceptions to this provision as may be appropriate in the circumstances.

		5.	Promptly after the expiration or termination of an International Service Contractor agreement, give written notice to the former International Service Contractor and the affected Company organization(s) that the agreement is no longer in effect and that the International Service Contractor is not authorized to, and may not, take any action on behalf of the Company.

		6.	Maintain appropriate files and records and administer International Service Contractor agreements to ensure compliance with this procedure.

	B.	Contracts & Pricing

		1.	POL-1, “Delegation of Authority to Authorize Business Transactions and Agreements, and to Commit Company Resources,” at paragraph 6.H.2.d, delegates the authority to manage the process for engaging International Service Contractors to the Contracts & Pricing Department. This includes the following responsibilities:

			a.	Ensure compliance with applicable Company policy and regulatory requirements, including (but not limited to) ensuring that proper U.S. Government export authorization has been obtained prior to communicating any export controlled information, by any means, to the International Service Contractor.

			b.	Prepare, review and, when appropriate, approve all International Service Contractor engagements, renewals and amendments. Review and, when appropriate, approve the files described in 3.A.3. above.

			c.	With the Law Department, develop and provide (i) FCPA training to Business Unit personnel and (ii) FCPA and business practices training to International Service Contractors. Maintain a record of such training.

			d.	Develop and provide export compliance awareness training to Business Unit personnel; and maintain a record of such training.

			e.	Confirm and document the business justification, past performance and reasonableness of compensation for International Service Contractors.

			f.	For proposed agreements with new International Service Contractors, conduct an in-country validation prior to review by a senior executive committee. For renewals and amendments, conduct in-country validations at appropriate intervals or as may be otherwise indicated by the circumstances.

			g.	Document the results of each in-country validation, including ethics and FCPA training of the International Service Contractor. Provide the results of such validation to appropriate individuals and organizations, including the senior executive committee.

			h.	Provide administrative support to the senior executive committee and maintain records of its meetings.

			i.	Approve International Service Contractor invoices.

			j.	With the Law Department, provide support to the Senior Vice President and General Counsel as required for matters related to the administration and review of POL-14, this procedure, and the Business Unit processes required by paragraph 2.A.1 (“Requirements – General”) above.

	C.	Law Department

		1.	POL-1, “Delegation of Authority to Authorize Business Transactions and Agreements, and to Commit Company Resources,” at paragraph 1.c, delegates the legal aspects of engaging International Service Contractors to the Law Department. This includes the following responsibilities:

			a.	Support Contracts & Pricing with respect to ensuring compliance with applicable Company Policy and regulatory requirements.

			b.	Review and approve all International Service Contractor agreements, renewals and amendments and the files described in paragraph 3.A.3 above.

			c.	With Contracts & Pricing, develop and provide (i) FCPA training to Business Unit personnel and (ii) FCPA and business practices training to International Service Contractors.

			d.	Accomplish the marketing file review provided for in paragraph 3.A.3.e above.

			e.	With Contracts & Pricing, provide support to the Senior Vice President and General Counsel as required for matters related to the administration and review of POL-14, this procedure, and the Business Unit processes required by paragraph 2.A.1 (“Requirements – General”) above.